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                        WARBURG, PINCUS FIXED INCOME FUND

                            CERTIFICATE OF AMENDMENT

     The undersigned, being the Vice President and Secretary of Warburg, Pincus Fixed Income Fund, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated January 20, 1987, as amended to date (as so amended, the "Declaration"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on December 21, 2000, the first sentence of Section 1.1 of the Declaration is hereby amended to read as in its entirety as follows:

     The name of the Trust shall be "Credit Suisse Warburg Pincus Fixed Income Fund" effective as of March 26, 2001, and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust, of any Series.

     IN WITNESS WHEREOF, the undersigned has set his hand and seal this 23rd day of February, 2001.




                                                 /s/ Hal Liebes
                                                 ----------------------------
                                                 Hal Liebes
                                                 Vice President and Secretary


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                                 ACKNOWLEDGMENT


STATE OF                                    )
                                            ) ss.
COUNTY OF                                   )

                                                                 Feb. 23  , 2001
                                                                 ---------

     Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

     Before me,


                              /s/ Stuart J. Cohen
              ----------------------------------------------------------
              Notary Public


                                                Stuart J. Cohen
                                       Notary Public, State of New York
                                                No. 02CO5084051
                                         Qualified in New York County
              My commission expires:  Commission expires August 25, 2001
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